CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Nu Horizons Electronics Corp. and Subsidiaries

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 18, 1995, relating to the consolidated financial statements of Nu Horizons Electronics Corp. and Subsidiaries and to the reference to our firm under the caption "Experts" in this registration statement.



                                       /s/ Lazar, Levine & Company LLP
                                       Lazar, Levine & Company LLP


New York, New York
March 7, 1996